Exhibit 10.1
Veeva Systems Inc.

September 4, 2020
Tim Cabral

Dear Tim,
This letter is to document the revised employment arrangement agreed between you and Veeva Systems Inc. (the “Company”) following your retirement as CFO of the Company. The terms of your new role are as follows:
1.Position. Your title will be Advisor and you will report to the Doug Ostler. This is a part-time position. You will begin this role effective September 7, 2020. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.
2.Compensation. The Company will pay you a salary at the rate of $35,000 per year, payable in accordance with the Company’s standard payroll schedule. Your current equity compensation will vest at 10% of the vesting rate in effect prior to September 7, 2020. You agree that each grant agreement you entered into with the Company is hereby amended to reflect the vesting scheduled listed on Exhibit A and will be represented in the Company’s equity system with a new grant number as also listed on Exhibit A. Any stock option awards that have already vested shares will receive a new grant number in the equity system and are not included in Exhibit A. No new equity awards will be made. Your compensation, as described above, will be subject to adjustment pursuant to the Company’s policies, which may change from time to time.
3.Employee Benefits. In your role as Advisor, you will be eligible to participate in a limited number of Company-sponsored benefits as separately communicated to you.
4.Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).
5.Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.
6.Interpretation, Amendment and Enforcement. This letter agreement, your existing equity grant agreements as amended by Exhibit A, and your existing Proprietary Information and Inventions Agreement constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in Alameda County, California in connection with any Dispute or any claim related to any Dispute.

* * * * *

Very truly yours,

Josh Faddis
Veeva Systems Inc.

By: /s/Josh Faddis
Title: Sr. Vice President, General Counsel

I have read and I accept this revision to my employment arrangement and amendments to my equity grant agreements:

By: /s/Tim Cabral

Dated: September 4, 2020

Exhibit A

Original Grant Number	New Grant Number	Share Type	Vest Date	Shares Vesting on Vest Date*
8365	A008365	ISO	04/01/2024	113
		ISO	04/01/2025	57
		ISO	04/01/2026	57
		ISO	04/01/2027	57
		ISO	04/01/2028	57
		ISO	04/01/2029	57
		ISO	04/01/2030	57
3337	A003337	ISO	04/01/2021	361
		ISO	04/01/2022	73
		ISO	04/01/2023	73
		ISO	04/01/2024	73
		ISO	04/01/2025	73
		ISO	04/01/2026	73
		ISO	04/01/2027	73
		ISO	04/01/2028	73
		ISO	04/01/2029	73
N008365	AN008365	NQSO	04/01/2021	2,225
		NQSO	04/01/2022	454
		NQSO	04/01/2023	454
		NQSO	04/01/2024	396
		NQSO	04/01/2025	396
		NQSO	04/01/2026	396
		NQSO	04/01/2027	396
		NQSO	04/01/2028	396
		NQSO	04/01/2029	396
		NQSO	04/01/2030	396
N03337	AN03337	NQSO	04/01/2021	2,209
		NQSO	04/01/2022	451
		NQSO	04/01/2023	451
		NQSO	04/01/2024	451
		NQSO	04/01/2025	451
		NQSO	04/01/2026	451
		NQSO	04/01/2027	451
		NQSO	04/01/2028	451
		NQSO	04/01/2029	451

RU007377	AU007377	RSU	10/01/2020	763
		RSU	01/01/2021	101
		RSU	04/01/2021	101
		RSU	07/01/2021	101
		RSU	10/01/2021	101
		RSU	01/01/2022	101
		RSU	04/01/2022	101
		RSU	07/01/2022	101
		RSU	10/01/2022	101
		RSU	01/01/2023	101
		RSU	04/01/2023	101
		RSU	07/01/2023	101
		RSU	10/01/2023	101
		RSU	01/01/2024	101
		RSU	04/01/2024	101
		RSU	07/01/2024	101
		RSU	10/01/2024	101
		RSU	01/01/2025	101
		RSU	04/01/2025	101
		RSU	07/01/2025	101
		RSU	10/01/2025	101
		RSU	01/01/2026	101
		RSU	04/01/2026	101
		RSU	07/01/2026	45
*Shares vesting on the Vest Date are subject to the service provider’s continuous service to the Company.
**If your part-time employment status does not change, equity grants will be forfeited as follows:
(i) Grant # A008365, 121 options on April 13, 2030,
(ii) Grant # AN03337, 7,719 stock options on April 10, 2029,
(iii) Grant # A003337, 1,269 stock options on April 10, 2029, and
(iv) Grant #AN008365, 11,699 stock options on April 13,2030
This Exhibit A anticipates you working part-time indefinitely. However, upon your official return to full-time status or a change in your part-time status (i.e., working greater than 10%) your vesting schedule will be adjusted accordingly for the remaining unvested equity grants.